Exhibit 99.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders
VirtGame Corp.
San Diego, California
We have audited the consolidated balance sheets of VirtGame Corp. and Subsidiary (the “Company”) as of December 31, 2004 and 2003 and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of VirtGame Corp. and Subsidiary as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has suffered recurring losses from operations since inception, has limited operating revenue and limited capital resources. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 9 and 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

San Diego, California	PKF
March 11, 2005	Certified Public Accountants
A Professional Corporation

VIRTGAME CORP. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2004 and 2003
ASSETS

	2004	2003

Current assets:
Cash and cash equivalents	$76,064	$2,629,219
Accounts receivable, net of allowances	162,400	161,808
Prepaid expenses and other current assets	33,176	47,227

Total current assets	271,640	2,838,254

Noncurrent assets:
Deposits	7,274	6,379
Property and equipment, net	190,953	57,650
Capitalized software, net	1,200,430	923,326

Total noncurrent assets	1,398,657	987,355

Total assets	$1,670,297	$3,825,609

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$177,254	$168,468
Accrued expenses	317,198	172,723
Notes payable	250,000	—

Total current liabilities	744,452	341,191

Shareholders’ equity:
Preferred stock, $.0001 par value, 10,000,000 shares authorized,
Series A, 1,992 and 3,000 shares issued and outstanding in 2004 and 2003, respectively;	1	1
Series B, 1,705 shares issued and outstanding	—	—
Common stock, $.00001 par value; 100,000,000 shares authorized; 34,088,145 and 30,130,044 shares issued and outstanding in 2004 and 2003, respectively; 700,739 and 1,087,055 issuable in 2004 and 2003, respectively	348	312
Additional paid-in capital	27,126,513	26,841,283
Deferred compensation	(44,190)	—
Receivable from exercise of options	(140,250)	(66,000)
Accumulated deficit	(26,016,577)	(23,291,178)

Total shareholders’ equity	925,845	3,484,418

Total liabilities and shareholders’ equity	$1,670,297	$3,825,609

VIRTGAME CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2004 and 2003

	2004	2003

Revenue	413,800	601,100

Cost of sales	(160,430)	(243,340)

Gross profit	253,370	357,760

Operating expenses:
Salaries and payroll expenses	678,451	325,149
Research and development	550,628	458,013
Variable award stock-based compensation	120,950	123,000
Other operating expenses	1,533,311	835,683

Total expenses from operations	2,883,340	1,741,845

Loss from operations before financial income (expense) and income taxes	(2,629,970)	(1,384,085)

Financial income (expense):
Interest income	15,920	6,079
Other income	23	162,718
Interest expense	—	(14,812)

Net financial income	15,943	153,985

Loss from operations before income taxes	(2,614,027)	(1,230,100)

Income taxes	(9,072)	(3,343)

Net loss	$(2,623,099)	$(1,233,443)

Basic net loss per share	$(0.08)	$(0.04)

Shares used to compute basic net loss per share	33,472,827	29,852,088

VIRTGAME CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Years Ended December 31, 2004 and 2003

	Series A and B				Additional	Receivable
	Preferred Stock		Common Stock		Paid-In	from Exercise	Accumulated
	Shares	Amount	Shares	Amount	Capital	of Options	Deficit	Total

Balance forwarded December 31, 2002	—	$—	28,314,993	283	19,901,674	(66,500)	(19,753,520)	$81,937
Exercise of options by consultants for services rendered net of issuance costs	—	—	1,060,000	11	273,989	—	—	274,000
Issuance of common stock to consultants for services rendered net of issuance costs	—	—	1,026,316	10	309,612	500	—	310,122
Issuance of common stock, cash received during April 2003	—	—	657,895	6	249,994	—	—	250,000
Issuance of common stock, cash received during December 2002	—	—	157,895	2	—	—	—	2
Issuance of series A preferred stock, cash received during July 2003 net of issuance costs	3,000	1	—	—	2,304,214	—	—	2,304,215
Proceeds from series B preferred stock issuable, cash received during December 2003, net of issuance costs	1,705	—	—	—	1,374,585	—	—	1,374,585
Beneficial conversion feature of preferred offering	—	—	—	—	2,304,215	—	(2,304,215)	—
Compensation adjustment for variable stock options	—	—	—	—	123,000	—	—	123,000
Net loss for the year ended December 31, 2003	—	—	—	—	—	—	(1,233,443)	(1,233,443)

Balance, December 31, 2003	4,705	$1	31,217,099	$312	$26,841,283	$(66,000)	$(23,291,178)	$3,484,418

VIRTGAME CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (Continued)
For the Years Ended December 31, 2004 and 2003

	Series A and B				Additional		Receivable
	Preferred Stock		Common Stock		Paid-In	Deferred	from Exercise	Accumulated
	Shares	Amount	Shares	Amount	Capital	Compensation	of Options	Deficit	Total

Balance forwarded December 31, 2003	4,705	$1	31,217,099	$312	$26,841,283	$—	$(66,000)	$(23,291,178)	$3,484,418
Issuance of common stock to consultants for services rendered during March 2004	—	—	25,000	—	9,500	—	—	—	9,500
Exercise of options by consultants for services rendered during April 2004	—	—	800,000	8	87,992	—	(88,000)	—	—
Exercise of warrants, cash received during April 2004	—	—	10,500	—	2,625	—	—	—	2,625
Issuance of options to consultants for services rendered during August 2004	—	—	—	—	44,190	(44,190)	—	—	—
Exercise of options by employee, cash received during October 2004	—	—	20,000	—	5,000	—	—	—	5,000
Issuance of common stock to consultants for services rendered during December 2004	—	—	36,585	1	14,999	—	—	—	15,000
Payments received on prior receivables from exercise of options	—	—	—	—	—	—	13,750	—	13,750
Conversion of Series A preferred stock into common stock	(1,008)	—	2,644,983	27	(27)	—	—	—	—
Exercise of options by consultants for netted value of shares	—	—	34,717	—	—	—	—	—	—
Stock based compensation expense	—	—	—	—	274,701	—	—	—	274,701
Dividends on Series B preferred stock	—	—	—	—	—	—	—	(102,300)	(102,300)
Compensation adjustment for variable stock options	—	—	—	—	(153,750)		—	—	(153,750)
Net loss for the year ended December 31, 2004	—	—	—	—	—	—	—	(2,623,099)	(2,623,099)

Balance, December 31, 2004	3,697	$1	34,788,884	$348	$27,126,513	$(44,190)	$(140,250)	$(26,016,577)	$925,845

VIRTGAME CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2004 and 2003

	2004	2003
Cash flows from operating activities:
Net loss	$(2,623,099)	$(1,233,443)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Bad debt expense	10,000	—
Stock based compensation expense	120,951	123,000
Gain on forgiveness of debt	—	(162,716)
Depreciation and amortization	479,371	332,113
Issuance of common stock, options and warrants for consulting fees and compensation	24,500	310,122
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(10,592)	(53,816)
Prepaid expenses and other current assets	14,051	(39,918)
Deposits	(895)	3,420
Increase (decrease) in:
Accounts payable and accrued expenses	102,111	(268,613)

Net cash flows used in operating activities	(1,883,602)	(989,851)

Cash flows from investing activities:
Purchase of property and equipment	(157,076)	(44,853)
Capitalization of software development costs	(732,702)	(576,567)

Net cash flows used in investing activities	(889,778)	(621,420)

Cash flows from financing activities:
Net proceeds from the issuance of common stock	7,625	524,000
Net proceeds from the issuance of preferred stock	—	3,678,800
Preferred dividends paid	(51,150)	—
Receipt of option exercise receivable	13,750	125,000
Borrowings on notes payable	250,000	—
Payments on notes payable	—	(145,000)
Principal payments under capital lease	—	(2,653)

Net cash flows provided by financing activities	220,225	4,180,147

Net (decrease) increase in cash and cash equivalents	(2,553,155)	2,568,876
Cash and cash equivalents at beginning of year	2,629,219	60,343

Cash and cash equivalents at end of year	$76,064	$2,629,219

VIRTGAME CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
For the Years Ended December 31, 2004 and 2003

	2004	2003
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for:

Interest	$—	$8,088

Income taxes	$9,072	$3,343

Supplemental disclosures of non-cash investing and financing activities:
Receivable from exercise of options	$88,000	$—

Retirement of debt and accounts payable for stock issued	$—	$1,348

Beneficial conversion feature of preferred offering	$—	$2,304,215

Deferred compensation issued to consultants	$44,190	$—

Unpaid dividends	$51,150	$—

NOTE 1 — ORGANIZATION AND BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
Organization and Business
VirtGame Corp. (the “Company,”) was incorporated in the State of Delaware on October 24, 1995, under the name MBA Licensing Corp. On June 20, 1996, the Board of Directors approved the change of the Company’s name to Internet Gaming Technologies, Inc., on January 22, 1997, to Virtual Gaming Technologies, Inc., and on September 9, 1999, to Virtgame.com Corp. On February 2002, the Company changed its name to VirtGame Corp.
VirtGame Corp. is a provider of open architecture gaming software to the regulated gaming and lottery industries and offers licensed casinos, sports wagering and lottery operations a comprehensive suite of software products. VirtGame Corp’s solution is based on an open architecture supporting multiple operating system platforms and databases that requires no special or proprietary hardware and provides distribution of server-based casino games, sports wagering and lotteries through various distribution channels, including local networks with a casino, such as over-the-counter, stand alone kiosks and in-room wagering, and wide area networks such as online closed loop Intranets or the Internet.
On December 21, 1999, the Company entered into a securities acquisition agreement and plan of reorganization (the “PrimeLine Acquisition”) with PrimeLine Gaming Technologies, Inc. (“PrimeLine”). The PrimeLine Acquisition resulted in the Company acquiring 100% of the outstanding capital stock of PrimeLine in return for the issuance of 447,208 shares of its common stock. The PrimeLine Acquisition has been accounted for as a purchase at historical cost.
Principles of Consolidation
The accompanying financial statements consolidate the accounts of the Company and its wholly-owned subsidiary, PrimeLine Gaming Technologies, Inc., a California Corporation. All significant inter-company accounts and transactions have been eliminated in consolidation.
Financial Instruments
The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, prepaid expenses and other current assets, deposits, accounts payable, and accrued expenses approximate fair value due to the immediate short-term maturity of these financial instruments.
The fair value of the Company’s capital lease obligation and notes payable approximate the carrying amount based on the current rates offered to the Company for debt of the same remaining maturities with similar collateral requirements.
Property and Equipment
Property and equipment is recorded at cost. Depreciation is calculated on the straight-line basis over the estimated useful life of five years, or related lease life, if shorter.
Cash and Cash Equivalents
The Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and certificates of deposit and money market funds purchased with an original maturity of three months or less to be cash equivalents.
The Company maintains its cash accounts at financial institutions located in California. Accounts at the financial institutions located in California are insured by the Federal

Deposit Insurance Corporation (FDIC) up to $100,000. The Company has not experienced any losses in such accounts and management believes it places its cash on deposit with financial institutions which are financially stable.
NOTE 1 — ORGANIZATION AND BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)
Revenue Recognition
In December 2003, the SEC staff issued Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition,” which summarized the SEC staff’s views regarding the recognition and reporting of revenues in certain transactions. The implementation of SAB No. 104 does not require the Company to change the method by which it recognizes revenues. Revenues are recognized principally as services are provided to customers. Amounts billed in advance are recorded as current or long-term deferred revenue on the balance sheet, with current deferred revenue reflecting services expected to be provided within the next twelve months. During the years ended December 31, 2004 and 2003 the Company recorded $0 in deferred revenues.
The Company recognizes software license fee revenue in accordance with the provisions of Statement of Position (SOP) 97-2, “Software Revenue Recognition,” as amended by SOP 98-9, “Software Revenue Recognition, With Respect to Certain Transactions.” Software license fees represent revenues related to licenses for software delivered to customers for in-house applications. Revenues from single-element software license agreements are recognized upon shipment of the software. Revenues from software arrangements involving multiple elements are allocated to the individual elements based on their relative fair values. If services are considered essential to the functionality of the software products, both the software product revenue and service revenue are recognized using the percentage of completion method in accordance with the provisions of SOP 81-1, “Accounting for Performance of Construction Type and Certain Production Type Contracts. Contract revenues are recognized based on labor hours incurred to date compared to total estimated labor hours for the contract. Contract costs include all direct labor, direct material and indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are recorded in the period in which such losses become probable based on the current contract estimates. Hosting fees represent revenues from post-contract customer support services where the Company’s software is resident on a company server and are recognized ratably over the hosting period. Event fees are recognized as the events take place.
Other Income
During the year ended December 31, 2003, the Company recognized approximately $162,718 of income through the forgiveness of a note payable and the forgiveness of interest upon the recognition of the Statute of Limitations with regards to a licensing agreement. Other income for 2004 was approximately $23.
Accounts Receivable and Allowances for Uncollectible Accounts
Accounts receivable are stated at the historical carrying amount net of write-offs and allowances for uncollectible accounts. The Company establishes an allowance for uncollectible accounts based on historical experience and any specific customer collection issues that the Company has identified. Uncollectible accounts receivable are written off when a settlement is reached for an amount that is less than the outstanding balance or when the Company has determined that balance will not be collected.

Stock Based Compensation
In December 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 148 “Accounting for Stock-Based Compensation Transition and Disclosure an Amendment of FASB Statement No. 123” (SFAS 148). SFAS 148 amends SFAS 123, “Accounting for Stock-Based Compensation” (SFAS 123), to provide alternative methods of transition
NOTE 1 — ORGANIZATION AND BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)
for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS 123 to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. Finally, SFAS 148 amends APB Opinion No. 28, Interim Financial Reporting, to require disclosure about those effects in interim financial information. At December 31, 2004, and 2003, the Company has stock-based employee compensation plans, which are described more fully in Note 7. The Company accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees” (APB No. 25), and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. However, certain options had been repriced resulting in compensation adjustments, which have been reflected in net income. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123, to stock-based employee compensation.
Under SFAS 148, the fair value of each option granted during the years ended December 31, 2004 and 2003 was estimated on the measurement date utilizing the then current fair value of the underlying shares less the exercise price discounted over the average expected life of the options of zero to five years, with an average risk-free interest rate of 3.5% to 5.00%, price volatility of 60% to 140% and no dividends.
Had compensation cost for all awards been determined based on the fair value method as prescribed by SFAS 123, reported net loss and loss per common share would have been as follows:

	December 31,	December 31,
	2004	2003
Net loss:
As reported	$(2,623,099)	$(1,233,443)
Add: Stock based employee compensation included in reported net income, net of related tax effects	120,951	123,000
Deduct: Stock based employee compensation expense determined under fair value method, net of related tax effects	(215,741)	(123,000)

Proforma	$(2,717,889)	$(1,233,443)

Basic net loss per share:
As reported	$(0.08)	$(0.04)

Proforma	$(0.08)	$(0.04)

Advertising Costs
The Company charges the cost of advertising to expense as incurred. Advertising costs for the years ended December 31, 2004 and 2003, were approximately $34,000 and $2,700, respectively.
NOTE 1 — ORGANIZATION AND BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)
Capitalized Software
Effective January 1, 1999, the Company adopted Statement of Position 98-1 (“SOP 98-1”), “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Among other provisions, SOP 98-1 requires that entities capitalize certain internal-use software costs once certain criteria are met. Under SOP 98-1, overhead, general and administrative and training costs are not capitalized. In addition, certain computer software costs are capitalized in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed,” and are reported at the lower of unamortized cost or net realizable value. Capitalized software amortization expense for the years ended December 31, 2004 and 2003 was approximately $456,000 and $310,000, respectively. Costs capitalized for the years ended December 31, 2004 and 2003 were approximately $733,000 and $577,000, respectively.
Concentrations of Major Customers
Sales to three and four customers represented 81% and 100% of revenues during the years ended December 31, 2004 and 2003, respectively. These customers represented 94% and 100% of accounts receivable at December 31, 2004 and 2003, respectively.

Income Taxes
The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.
Net Loss Per Share
Basic net loss per share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the reported periods. Diluted net loss per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised. During the years ended December 31, 2004 and 2003, options and warrants to purchase 20,705,977 and 16,566,971 common shares, respectively, were anti-dilutive and have been excluded from the weighted average share computation.
Other Comprehensive Income
For the years ended December 31, 2004 and 2003, the Company had no items that were required to be recognized as components of other comprehensive income.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
NOTE 1 — ORGANIZATION AND BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)
Disclosure about segments
The Company has determined that it operates in one segment.
Recent Accounting Standards
FASB Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities,” was issued in January 2003, and a revised interpretation of FIN 46 (FIN 46-R) was issued in December 2003. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 were effective immediately for all arrangements entered into after January 31, 2003, and application of FIN 46 was required through the end of the Company’s first annual period beginning after December 15, 2004. The Company does not believe it has investments in variable interest entities and, as a result, the adoption of FIN 46-R will not impact its financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets an amendment of APB Opinion No. 29. SFAS No. 153 amends the guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, which is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged, with certain exceptions. SFAS No. 153 amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe the adoption of SFAS No. 153 will impact its financial statements.
In December 2004, the FASB issued SFAS 123(R), “Share-Based Payment,” (“SFAS No. 123R”) a revision to SFAS 123, “Accounting for Stock-Based Compensation.” This statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. Examples include stock options and awards of restricted stock in which an employer receives employee services in exchange for equity securities of the company or liabilities that are based on the fair value of the company’s equity securities. SFAS No. 123R requires that the cost of share-based payment transactions be recorded as an expense at their fair value determined by applying a fair value measurement method at the date of the grant, with limited exceptions. Costs will be recognized over the period in which the goods or services are received. The provisions of SFAS No. 123R are effective as of the first interim reporting period beginning after December 15, 2005. The Company currently believes that SFAS No. 123R does not have impact on its results of the current year’s operations and financial statements.
Reclassifications
Certain prior year balances have been reclassified to conform to the current year presentation.
NOTE 2 — PROPERTY AND EQUIPMENT
Property and equipment consists of the following at December 31:

	2004	2003
Computer hardware	$282,565	$127,818
Office furniture and equipment	34,993	32,663

	317,558	160,481
Less: accumulated depreciation	(126,605)	(102,831)

	$190,953	$57,650

NOTE 3 — CAPITALIZED SOFTWARE

	2004	2003
Computer software	$2,703,330	$1,970,638
Less: accumulated amortization	(1,502,900)	(1,047,312)

	$1,200,430	$923,326

NOTE 4 — ACCRUED EXPENSES

	2004	2003
Accrued payroll	$50,518	$49,909
Accrued dividends	51,150	—
Accrued severance	90,000	—
Accrued other	125,530	122,814

	$317,198	$172,723

NOTE 5 — NOTES PAYABLE
During the year ended December 31, 2004, the Company entered into an agreement with Progressive Gaming International Corporation (“PGIC”) pursuant to a development agreement (see Note 10) whereby PGIC agreed to lend the Company up to $500,000, subject to certain restrictions on the use of funds. As at December 31, 2004 the Company had utilized $250,000 of the available development agreement.
NOTE 6 — COMMITMENTS AND CONTINGENCIES
Operating Leases
During 2002 the Company signed a lease for its office facilities under a non-cancelable operating lease through February 2005. In January 2004, the Company opened a Las Vegas, Nevada office and entered into a month-to-month basis lease. The leases call for monthly payments of approximately $6,000 per month.
Rental expense for office facilities for the years ended December 31, 2004 and 2003 totaled approximately $65,100 and $35,000, respectively.
Capital Lease
During the years ended December 31, 2004 and 2003, the Company recorded amortization expense on leased equipment of approximately $0 and $2,300 respectively.

Employment Agreements
The Company has entered into two year employment agreements with various officers and employees during the year. Terms of the agreement provide for a negotiated annual salary and bonuses and stock options provided certain financial milestones are met. During the year ended December 31, 2004, the Company signed employment agreements authorizing options to purchase 1,700,000 shares of the Company’s common stock for $0.38 per share. The options vest ratably over five years from the date of grant. These options, along with other options and warrants issued during fiscal 2004 are subject to approval by the Series A shareholders, and as such the Company has not issued these options nor are these options included in the option schedule in Note 7. In addition of these options, an additional 1,300,000 options are issuable to these employees and directors upon a change of control or merger.
Licensing Agreement
On September 17, 2004, the Company entered into a licensing agreement with a third party whereby it would be granted exclusive licenses to certain proprietary information. The Company has stipulated certain performance goals in order for the exclusivity and license agreement to remain in effect over the next three years. In addition to certain fees paid to this party, the Company was to issue 750,000 shares of restricted stock at the onset of this agreement. The Company has not made any sales subject to this agreement nor has it issued the shares as of December 31, 2004. In addition, the Company was to issue an additional 250,000 options to a consultant as finder fees pertaining to this agreement. These options have not been issued as of December 31, 2004.
NOTE 7 – SHAREHOLDERS’ EQUITY
Stock, Options and Warrants Issued for Services
During the year ended December 31, 2003, the Company issued 2,665,000 warrants in conjunction with financing arrangements entered into during 2002 and 2003. All of the warrants are immediately exercisable and expire within five years from the date of issuance. The warrants were issued at exercise prices that exceed the stock’s market value at the time of grant.
During the year ended December 31, 2003, the Company issued 3,186,316 options to acquire the Company’s common stock to various consultants, a former employee and investment bankers as
NOTE 7 – SHAREHOLDERS’ EQUITY (Continued)
compensation for services performed. These options were fully vested and were exercised. Proceeds from the exercise of these options amounted to $584,122.
During the year ended December 31, 2004, the Company issued 2,291,449 warrants in conjunction with financing arrangements entered into during 2003 and 2004. All of the warrants are immediately exercisable and expire within five years from the date of issuance. The warrants were issued at exercise prices that were at or exceed the stock’s market value at the time of grant.
During the year ended December 31, 2004, the Company issued 930,000 options to acquire the Company’s common stock to various consultants, employee and investment bankers as compensation for services performed. These options vest at various intervals.

During the year ended December 31, 2004, the Company issued 36,585 shares of the Company’s common stock to a vendor as partial payment of services rendered.
During the year ended December 31, 2004, the Company issued 25,000 restricted shares of the Company’s common stock to a vendor as partial payment of services rendered. The Company recognized $9,500 in compensation in relation to these services.
Stock Issued for Cash and Receivables
During the year ended December 31, 2003, the Company issued 657,895 shares of its common stock in exchange for $250,000 in a private placement agreement. There were no issuance costs associated with this transaction.
During the year ended December 31, 2003, the Company issued 120 units of Series A convertible preferred stock (each unit consisting of 25 shares of Series A convertible preferred stock and warrants to purchase 35,000 shares of common stock) pursuant to a private placement completed in July 2003. Cash proceeds from the private placement, net of issuance costs amounted to approximately $2,304,000. Because the conversion price ($0.38 per share) was below the trading price ($0.78 per share) on the day the financing closed and because the shares were immediately convertible the Company fully amortized the beneficial conversion element upon closing of the private placement. As a result the Company recorded a beneficial conversion of approximately $2,304,000.
During December 2003, the Company completed a private placement that raised approximately $1,375,000, net of issuance costs. The private placement was Units, each consisting of 100 shares of Series B convertible preferred stock and warrants to purchase 35,714 shares of common stock. As of December 31, 2003 the preferred shares were not issued.
During April 2004, two consultants exercised 800,000 options with an exercise price of $0.11 per share and became indebted to the Company for $88,000.
During the year ended December 31, 2004, a consultant exercised 10,500 warrants with an exercise price of $0.25 per share for cash totaling $2,625.
During the year ended December 31, 2004, an employee exercised stock options to purchase 20,000 shares of the Company’s common stock for $5,000.
NOTE 7 – SHAREHOLDERS’ EQUITY (Continued)
Stock Issued Through Exercise of Options
During the year ended December 31, 2004, the Company converted 68,800 warrants originally issued in prior years into 34,717 shares of the Company’s common stock. The number of shares issued was the difference between the exercise price per warrant and the market value of the shares on the date the transaction was requested. The warrant holders were not required to make any payments through this exchange.

Stock Issued Through Conversion of Series A Preferred Stock
During the year ended December 31, 2004, certain holders of the Company’s series A convertible preferred stock elected to convert their shares of series A stock into shares of the Company’s common stock. The Company converted 1,008 shares of series A preferred stock into 2,644,983 shares of common stock. The conversion rate used was approximately 2,630 common shares for each series A preferred share. Future conversions of series A preferred stock may be adjusted based on anti-dilution rights and other provisions per the security agreement.
Deferred Compensation
In August 2004, the Company issued 200,000 options to two consultants with exercise prices of $0.38 per share and vest August 2005. A deferred stock based compensation expense of $44,170 recorded by the Company.
Compensation Adjustment For Variable Option Awards
During the year ended December 31, 2002, the Company reduced the exercise price of 615,000 options to purchase common stock, previously issued to the then CEO. Under APB No. 25 the intrinsic value of the option has been changed which has triggered variable accounting for these options. The provisions of APB No. 25 require the Company to reevaluate the amount of compensation at the end of each quarter or reporting period. For the years ended December 31, 2004 and 2003 the difference between the exercise price and the fair market value of the Company’s common stock has decreased by $0.25 per share in 2004 and increased by $0. per share in 2003. Accordingly, the Company has recorded gain and loss on deferred compensation for the years ended December 31, 2004 and 2003 of $153,750 and $(123,000), respectively, in the accompanying consolidated financial statements. (See Note 1)
Stock Options
In 1997, the Company adopted a stock option plan (the “Plan”) under which options to purchase up to 500,000 shares of common stock may be granted to officers, employees or directors of the Company, as well as consultants, independent contractors or other service providers of the Company. Both “incentive” and “nonqualified” options may be granted under the Plan. Incentive options may be granted at an exercise price equal to the fair market value of the shares at the date of grant while nonqualified options may be granted at an exercise price determined by the Board of Directors. Individual option agreements will contain such additional terms as may be determined by the Board of Directors at the time of the grant. The Plan provides for grants of options with a term of up to 10 years. Incentive options must be granted with exercise prices equal to the fair market value on the date of grant, except that incentive options granted to persons owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company may not be granted at less than 110% of the fair market value on the date of grant. The Company amended the Plan to increase the number of options to purchase 5,000,000 shares of common stock in 2000 and in 2001 increased the number of options to purchase 10,000,000 shares of common stock.
NOTE 7 – SHAREHOLDERS’ EQUITY (Continued)
Stock Options (Continued)
The Company has elected to account for nonqualified grants and grants under its Plan following APB No. 25, SFAS 148, which amended SFAS 123, and related interpretations. Accordingly, compensation costs of approximately $275,000 and $0 have been recognized for options for the years ended December 31, 2004 and 2003, respectively.

A summary of the activity of the stock options are as follows:

		2004		2003
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price
Outstanding at beginning of year	7,703,600	$0.32	7,424,600	$0.27
Granted	930,000	0.68	2,800,000	0.45
Cancelled	(145,000)	0.25	(500,000)	0.65
Exercised	(820,000)	0.11	(1,700,000)	0.22
Expired	(50,000)	0.25	(321,000)	0.55

Outstanding at end of year	7,618,600	$0.35	7,703,600	$0.32

Exercisable at end of year	6,918,600	$0.38	6,603,600	$0.32

Weighted-average fair value of options granted during the year		$0.68		$0.45

Weighted-average remaining contractual life of options outstanding at end of year		2.8 years		2.7 years

Not included in the above schedule of outstanding options are approximately 3,000,000 options potentially issuable to employees and directors which have not been authorized or for which agreements have not been issued (see Note 6).
The following table summarizes information about the stock options outstanding as of December 31, 2004:

		Weighted-	Weighted-average		Weighted-
Range of	Number of	average	remaining contractual		average
exercise	options	exercisable	life of shares	Number of	exercisable
price	outstanding	price	outstanding (years)	exercisable	price
$0.11-0.25	4,488,600	$0.24	1.9	4,488,600	$0.24
0.32-0.75	3,130,000	0.64	3.6	2,430,000	0.64

$0.11-1.00	7,618,600	$0.35	2.8	6,918,600	$0.38

NOTE 7 – SHAREHOLDERS’ EQUITY (Continued)
Warrants
The following table summarizes information about the stock purchase warrants outstanding as of December 31, 2004:

		Weighted-	Weighted-average
Range of	Number of	average	remaining contractual
exercise	warrants	exercisable	life of shares
price	outstanding	price	outstanding (years)
$0.22-0.38	7,284,878	$0.36	3.1
0.40-0.75	2,802,499	0.59	3.9

$0.22-5.00	10,087,377	$0.42	3.3

Restricted Stock
The Company periodically issues shares of restricted stock for services or as compensation for services received. As of December 31, 2004, the Company has issued 7,788,637 shares of restricted stock which is included in the number of shares outstanding.
NOTE 8 — INCOME TAXES
Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes. The tax effect of temporary differences consisted of the following as of December 31:

	2004	2003
Deferred tax assets:
Net operating loss carryforwards	$7,283,000	$6,394,000
Compensation items	931,000	909,000
Other	44,000	—

Gross deferred tax assets	8,258,000	7,303,000
Deferred tax liabilities:
Depreciation	$(130,000)	(206,000)

	8,128,000	7,097,000
Less valuation allowance	(8,128,000)	(7,097,000)

Net deferred tax assets	$—	$—

Realization of deferred tax assets is dependant upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. The valuation allowance increased by $1,031,000 and $492,000 from 2003 and 2002, respectively.

NOTE 8 – INCOME TAXES (Continued)
As of December 31, 2004, the Company has net operating loss carryforwards for both federal and state income tax purposes. Federal net operating loss carryforwards totaling approximately $17,898,000 expire through 2024. State net operating loss carryforwards totaling approximately $17,866,000 expire through 2014.
A reconciliation of the effective tax rates with the federal statutory rate is as follows as of December 31:

	2004	2003
Income tax benefit at statutory rate	$909,700	$435,000
Change in valuation allowance	(1,031,000)	(492,000)
Non-deductible expenses	(21,000)	(10,000)
State income taxes, net	148,100	72,000
Other	(14,872)	(8,343)

	$(9,072)	$(3,343)

Pursuant to Internal Revenue Code Section 382, the Company’s use of its net operating loss carryforwards may be limited as a result of cumulative changes in ownership of more than 50% over a three year period.
The Company has unused California state tax credits of approximately $37,000 that begin to expire 2013.
NOTE 9 – MANAGEMENT’S PLANS FOR FUTURE OPERATIONS AND FINANCING
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has experienced cumulative losses since its inception of approximately $26,017,000, inclusive of noncash charges for capital stock, dividends, options and warrants issuance-related activity at December 31, 2004. At present, the Company’s working capital may not be sufficient to meet the Company’s objectives as structured. Although these conditions indicate that the Company may be unable to continue as a going concern, management did anticipate that considerable losses would be incurred before the Company became self-sustaining. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Based on current contract negotiations as noted in Note 10, management believes the Company will generate sufficient revenues and cash flows from software licensing agreements and the available funding under its credit facility with PGIC, to meet its current obligations during the year ending December 31, 2005. To the extent such revenues are not realized, management believes it has the ability to raise additional capital to cover its current obligations until sufficient software licensing revenues and cash flows can be achieved by the Company.
The Company believes that the PGIC credit facility (see Note 5) will be sufficient to fund its operations through the close of the merger acquisition (see Note 10). However, in the event that the merger with PGIC does not occur, the Company will need significant additional working capital in order to fund the continued gaming software development in the future.
NOTE 10 – SUBSEQUENT EVENTS
On February 19, 2005, the Company entered into an Agreement and Plan of Merger and Reorganization (“Agreement”) with Mikohn Gaming Corporation, a Nevada corporation d/b/a Progressive Gaming International Corporation (“PGIC”). Pursuant to the Agreement, PGIC will issue up to 2,000,000 shares of its common stock in exchange for all of the Company’s outstanding shares of common stock and preferred stock and all of the outstanding options and warrants, subject to a downward adjustment to the 2,000,000 share figure for amounts owed by the Company to PGIC as of the closing of the transaction and the amount by which our adjusted working capital is less than $100,000.
Concurrent with the execution of the Agreement, the Company entered into a credit facility agreement with PGIC pursuant to which PGIC has agreed to lend the Company up to $2,500,000, subject to certain restrictions on the use of funds provided. This amount incorporates the borrowings made under the Company’s development agreement.
As part of its development agreement with PGIC (as noted in Note 5), the Company borrowed an additional $250,000 in January 2005, to fund its operations.